Exhibit 32.2

Informational Addendum to Report on Form 10-Q

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Not Filed Pursuant to the Securities Exchange Act of 1934

The undersigned Vice President, Chief Financial Officer and Secretary of Geospace Technologies Corporation does hereby certify as follows:

Solely for the purpose of meeting the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and solely to the extent this certification may be applicable to this Report on Form 10-Q, the undersigned hereby certifies that this Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Geospace Technologies Corporation.

                     /s/ Thomas T. McEntire

Name:  Thomas T. McEntire

Title:Vice President, Chief Financial Officer and Secretary

August 7, 2015